UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2010

ANTERO RESOURCES LLC

(Exact name of registrant as specified in its charter)

Delaware	333-164876-06	90-0522242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 17th Street
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 357-7310

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Prior to February 2, 2012, we filed annual, quarterly and periodic reports through EDGAR with Antero Resources Finance Corporation as the primary registrant.  Beginning on February 2, 2012, we have filed and intend to file all future annual, quarterly and periodic reports through EDGAR with Antero Resources LLC as the primary registrant.  Accordingly, in order to assist investors in accessing all of our relevant historical disclosures, we are re-filing this report through EDGAR with the primary registrant changed to Antero Resources LLC.  No other changes have been made to the disclosure contained in this report, and this report does not disclose any new information.

i

Item 1.01.                                      Entry into a Material Definitive Agreement.

On December 1, 2010, Antero Resources completed its acquisition of Bluestone Energy Partners, a privately held West Virginia natural gas producer (“Bluestone”).  As part of the consideration for the acquisition, Antero Resources LLC issued approximately 3.8 million new Class I-5 and B-6 membership interests to certain of the Bluestone partners.  In connection with such issuance, Antero Resources LLC’s limited liability company agreement was amended and restated effective as of December 1, 2010 to provide for the new Class I-5 and B-6 membership interests.  The Amended and Restated Limited Liability Company Agreement of Antero Resources LLC is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.                                      Regulation FD Disclosure.

On December 2, 2010, Antero Resources issued a press release announcing the completion of its acquisition of Bluestone.  A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                                      Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT	DESCRIPTION

3.1	Amended and Restated Limited Liability Company Agreement of Antero Resources LLC dated as of December 1, 2010.
99.1	Antero Resources press release dated December 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES LLC

	By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: April 11, 2012

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

3.1	Amended and Restated Limited Liability Company Agreement of Antero Resources LLC dated as of December 1, 2010.
99.1	Antero Resources press release dated December 2, 2010.